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                                                                    EXHIBIT 11.1

                       IKOS SYSTEMS INC.
        STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
            (in thousands, except per share amounts

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                                                              Three Months Ended     Nine Months Ended
                                                            ---------------------  ---------------------
                                                              June 28,  June 29,     June 28,  June 29,
                                                                1997      1996         1997     1996
                                                                ----      ----         ----     ----
PRIMARY EARNINGS PER SHARE:

Net income................................................    ($2,344)  ($7,416)     $2,346   ($3,631)
                                                              =======   =======     =======   =======
Number of shares used in computing per share amounts:
   Weighted average common shares outstanding.............      8,457     7,407       8,359     7,149
   Common equivalent shares attributable to stock
   options (treasury stock method)........................         --        --         581        --
                                                              -------   -------     -------   -------
Total weighted average common shares outstanding..........      8,457     7,407       8,940     7,149
                                                              =======   =======     =======   =======
Net income per share......................................     ($0.28)   ($1.00)      $0.26    ($0.51)
                                                              =======   =======     =======   =======

FULLY DILUTED EARNINGS PER SHARE:

Net income................................................    ($2,344)  ($7,416)     $2,346   ($3,631)
                                                              =======   =======     =======   =======
Number of shares used in computing per share amounts:
   Weighted average common shares outstanding.............      8,457     7,407       8,359     7,149
   Common equivalent shares attributable to stock
   options (treasury stock method)........................         --        --         599        --
                                                              -------   -------     -------   -------
Total weighted average common shares outstanding..........      8,457     7,407       8,958     7,149
                                                              =======   =======     =======   =======
Net income per share......................................     ($0.28)   ($1.00)      $0.26    ($0.51)
                                                              =======   =======     =======   =======
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